Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-192961 on Form S-4 of our report dated December 19, 2013 (except for Note 3, as to which the date is February 28, 2014), relating to the financial statements of Pentair plc appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

February 28, 2014